Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT dated as of October 5, 2016 (this “Agreement”) by and between Salem Five Bancorp, a Massachusetts mutual holding company (“Parent”), and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Georgetown Bancorp, Inc., a Maryland corporation (the “Company”), Parent, and [Merger Sub], a Maryland corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Stock”) will be converted into the right to receive the Merger Consideration, as specified in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of such Stockholder’s Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder, together with the voting and support agreements concurrently entered into by certain other stockholders of the Company (collectively, the “Covered Stockholders”), is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
General

Section 1.1           Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided that, for purposes of this Agreement, in no event shall (a) the Company or any of its controlled Affiliates or (b) any of the portfolio companies in which the Stockholder or its Affiliates have an investment be deemed to be an Affiliate of such Stockholder so long as such portfolio company has not received confidential information regarding the Company, any of its Subsidiaries or the transactions contemplated by the Merger Agreement and is not acting at the direction of or in active coordination with such Stockholder with respect to the Company, any of its Subsidiaries or the transactions contemplated by the Merger Agreement. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means the Stockholder’s Existing Shares together with any shares of Company Stock or other capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Stock or other capital stock of the Company that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Stockholder has sole voting power.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means the shares of Company Stock set forth opposite the Stockholder’s name on Schedule 1 hereto.

“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.

“Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

Article II
Voting

Section 2.1           Agreement To Vote.

(a)          The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)        vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement, if requested by Parent in writing at least two (2) Business Days prior to the applicable vote; and (C) against any Acquisition Proposal or Superior Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (I) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving the Company or GB (other than the Merger and the Bank Merger); (II) a sale, lease or transfer of a material amount of assets of the Company or GB or any reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or GB;

or (III) any change in the present capitalization of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws.

(b)          The Stockholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

(c)          The obligations of the Stockholder specified in this Section 2.1 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

Section 2.2           No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares of such Stockholder (except pursuant to Section 2.3 or pursuant to any proxy card, in form and substance reasonably satisfactory to Parent, solicited by the Board of Directors of the Company and delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1) and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respects or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement. The Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all such previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

Section 2.3           Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares Beneficially Owned by such Stockholder solely to the extent and in accordance with Section 2.1 during the term of this Agreement at the Company Meeting and at any annual or special meetings of stockholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.1 at which any of the matters described in Section 2.1 is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective only if such Stockholder fails to be counted as present, to consent or to vote such Stockholder’s Covered Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least two (2) Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed proxy card, in form and substance reasonably satisfactory to Parent, solicited by the Board of Directors of the Company and delivered to the Company directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.1, at which time any such proxy shall terminate. The Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.

Article III
Representations And Warranties

The Stockholder hereby represents and warrants to Parent as follows:

Section 3.1           Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If such Stockholder is an individual and is married and such Stockholder’s Covered Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, subject to the Enforceability Exceptions.

Section 3.2           Ownership. (i) Such Stockholder’s Existing Shares are, and all of the Covered Shares Beneficially Owned by such Stockholder during the term of this Agreement will be, Beneficially Owned by such Stockholder and (ii) such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, or under applicable federal or state securities laws. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power. Any shares of Company Stock (or any other equity interests of the Company) Beneficially Owned or owned of record by the Stockholder and over which such Stockholder does not have sole voting power are covered by another voting and support agreement entered into on the date hereof by a Covered Stockholder. Such Stockholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares Beneficially Owned by such Stockholder and over which such Stockholder has sole voting power at all times during the term of this Agreement.

Section 3.3           No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) result in such Stockholder violating any Law applicable to such Stockholder or by which any of its assets or properties is bound or, if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound that would adversely affect its ability to perform its obligations under this Agreement.

Section 3.4           Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any required reports with the SEC.

Section 3.5           Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.6           Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 3.7           Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Article IV
Other Covenants

Section 4.1           Prohibition On Transfers; Other Actions. Until the earlier of (a) the stockholder approval of the Merger and (b) termination of this Agreement in accordance with Section 5.1, the Stockholder agrees that it shall not (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto), except for (x) Transfers to a charity, charitable trust, or other charitable organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, to a lineal descendant or a spouse of the Stockholder, or to a trust or other entity for the benefit of any of the foregoing individuals, provided that the transferee agrees in writing to be bound by the terms of this Agreement, and (y) Transfers to satisfy any tax withholding obligations in connection with the vesting of a Company Equity Award; (ii)enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. The Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any Certificate representing any of such Stockholder’s Covered Shares.

Section 4.2           Stock Dividends, Etc. In the event of any change in the Company Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3           No Solicitation; Support Of Acquisition Proposals.

(a)          Subject to the provisions of Section 5.2 of this Agreement, prior to the Expiration Date the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to result in any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing. The Stockholder and its Subsidiaries, Affiliates and Representatives shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Acquisition Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.3. Any violation of this Section 4.3 by the Stockholder’s Affiliates or Representatives shall be deemed to be a violation by the Stockholder of this Section 4.3. The Stockholder agrees to promptly (and in any event within 24 hours) notify Parent after receipt by it of an Acquisition Proposal or any indication to it that any Person is considering making an Acquisition Proposal or any request of such Stockholder for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that such Stockholder has knowledge or reasonably expects to be considering making, or has made, an Acquisition Proposal and to keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request.

(b)          For the avoidance of doubt, for the purposes of this Section 4.3, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Stockholder.

Section 4.4           Notice Of Acquisitions. The Stockholder agrees to notify Parent as promptly as practicable (and in any event within one (1) Business Day after receipt) orally and in writing of the number of any additional shares of Company Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

Section 4.5           Further Assurances; Disclosure. From time to time, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent with respect to Parent’s or the Company’s or their respective Subsidiaries’ filings with Governmental Entities, to the extent relating to such Stockholder, and to execute and deliver such additional documents and reasonably cooperate in connection with such further actions, to the extent relating to such Stockholder, as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement; provided that, for the avoidance of doubt, this Section 4.5 shall not be interpreted to transfer to the Stockholder the responsibility to prepare and/or file any application or other filing that would traditionally be filed by Parent, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

Article V
Miscellaneous

Section 5.1           Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.1(b) or Article V. The Stockholder shall also have the right to terminate this Agreement by written notice to Parent as specified below if the terms of the Merger Agreement are amended, modified or waived without the written consent of such Stockholder to change the form or amount of the consideration payable with respect to the Covered Shares pursuant the Merger Agreement in a manner adverse to such Stockholder; provided that such Stockholder sends notice to Parent of such Stockholder’s election to terminate within five (5) Business Days after the public announcement of such amendment.

Section 5.2           No Agreement as Director or Officer; Stockholder Capacity. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual) in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and no such actions shall be deemed a breach of this Agreement. Any trustee executing this Agreement is executing this Agreement solely in his or her fiduciary capacity and shall have no personal liability or obligation under this Agreement in such capacity. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

Section 5.3           No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 5.4 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 5.4, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Parent, to:

Salem Five Bancorp

210 Essex Street

Salem, Massachusetts 01970.0804

Attention: Ping Yin Chai

Email: PingYin.Chai@salemfive.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

One Lincoln Street

Boston, Massachusetts 02111

Attention: Stephen L. Palmer

Email: stephen.palmer@klgates.com

and

(ii)	if to the Stockholder, to the applicable address set forth on Schedule 1.

Section 5.5           Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, (i) “business day” means any day other than a

Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed and (ii) the “transactions contemplated by the Merger Agreement” shall include the Merger and the Bank Merger. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Section 5.6           Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.7           Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

Section 5.8           Governing Law; Jurisdiction; Waiver Of Jury Trial.

(a)          This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

(b)          Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the Commonwealth of Massachusetts (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.4.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO

A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.8(c).

Section 5.9            Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 5.11         Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.12         Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

Section 5.13         Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, other than the Company which shall be, and hereby is, an express third party beneficiary of this Agreement.

Section 5.14        Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SALEM FIVE BANCORP

By:
Name: Ping Yin Chai
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

SCHEDULE 1

Stockholder	Number of Existing Shares of Company Stock	Address
[Stockholder Name]		[Address] Attention: [●] E-mail: [●]

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